Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the

(i)                                     Form S-8, File No.333-109875, (1999 Incentive Stock Option Plan);

(ii)           Form S-4, File No. 333-108404, (registration of 2,066,667 shares of common stock in connection with asset acquisition);

(iii)          Form S-8, File No. 333-62560, (1999 Incentive Stock Option Plan);

(iv)                              Form S-8, File No. 333-57944, (1991 Non-Statutory Stock Option Plan);

(v)                                 Form S-8, File No. 333-57942 (1996 Non-Employee Director and Medical Advisory Stock Option Plan);

(vi)                              Form S-8, File No. 333-57938 (1999 Incentive Stock Option Plan);

(vii)                           Form S-8, File No. 333-57934 (1999 Non-Employee Director and Medical Advisory Board Stock Option Plan);

of our report dated January 18, 2005 (except for Note 6, as to which the date is February 9, 2005) with respect to the consolidated financial statements of Enpath Medical, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 22, 2005